EXHIBIT 32

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as an officer of Vsource, Inc. (the “Company”) that the Quarterly Report of the Company on Form 10-Q for the quarter ended October 31, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

By:	/s/ Phillip E. Kelly
Phillip E. Kelly
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Dennis M. Smith
Dennis M. Smith
Chief Financial Officer
(Principal Financial Officer)

Date: December 10, 2003

This certificate accompanies this Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and will not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. This certificate will not be deemed to be incorporated by reference into any filing, except to the extent that the Company specifically incorporates it by reference.

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